Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Chu Pan Ou, the Chief Executive Officer, President and Treasurer of Tresor Corporation (the “Company”), DOES HEREBY CERTIFY that:

1.      The Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2011 (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.      Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, the undersigned has executed this statement this 12th day of August, 2011.

/s/ Ou, Chu Pan
Ou, Chu Pan
Chief Executive Officer, President and Treasurer
(Principal Executive, Accounting and Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Tresor Corporation and will be retained by Tresor Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

The forgoing certification is being furnished to the Securities and Exchange Commission pursuant to § 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.